AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
This Amended and Restated Stockholders Agreement (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into effective as of February 17, 2023 by and among Owlet, Inc., a Delaware corporation (the “Company”), Eclipse Ventures Fund I, L.P., Eclipse Continuity Fund I, L.P. and Eclipse Early Growth Fund I, L.P. (together with their respective Affiliates, “Eclipse”). The Company and Eclipse are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”

RECITALS
WHEREAS, the Company and Eclipse are party to that certain Stockholders Agreement, dated as of July 15, 2021 (the “Prior Agreement”);
WHEREAS, pursuant to Section 4.04 of the Prior Agreement, any term of the Prior Agreement may be amended or modified by a written agreement executed and delivered by the Company and Eclipse; and
WHEREAS, in connection with the Company’s sale of Preferred Shares (as defined below) to Eclipse, the Company and Eclipse desire to amend and restate the rights and obligations set forth in the Prior Agreement as set forth herein.
NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree to amend and restate the Prior Agreement as follows:

DEFINITIONS AND CONSTRUCTION
Section 1.01    Definitions. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:
“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.
“Agreement” has the meaning set forth in the Preamble hereto.
“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided that the voting power of the Preferred Shares on an as-converted basis shall be included in any beneficial ownership determination hereunder, but the Common Stock underlying any warrants or other securities convertible into or exercisable or exchangeable for Common Stock that do not have a general right to vote in the election of the Board shall not be included in any beneficial ownership determination hereunder.
“Board” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended or amended and restated from time to time.
“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended, restated and/or amended and restated from time to time.
“Common Stock” means the Company’s Class A common stock, with a par value of
$0.0001 per share.
“Company” has the meaning set forth in the Recitals hereto.
“Company Stockholders Meeting” means an annual meeting or special meeting of the stockholders of the Company, in each case, including any adjournment or postponement thereof, at which Directors are to be elected to the Board.
“control” (including its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Director” means any member of the Board.
“Disqualified Director” means any Person prohibited or disqualified from serving as a director of the Company pursuant to any applicable rule or regulation of the SEC or the applicable rules of the securities exchange on which the Company’s securities are listed or by applicable Law.
“Eclipse Director” has the meaning set forth in Section 2.01(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Governmental Authority” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).
“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Authority having jurisdiction over a given matter.
“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable law, within such party’s control and do not directly conflict with any rights expressly granted to such party in this Agreement, the Registration Rights Agreement, the Certificate of Incorporation or the Bylaws) reasonably necessary and desirable within its control to cause such result.
“Non-Recourse Party” has the meaning set forth in Section 4.15.

“NYSE” means the New York Stock Exchange.
“Parties” or “Party” has the meaning set forth in the Preamble hereto.
“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.
“Preferred Shares” means shares of the Company’s Series A Preferred Stock, with a par value of $0.0001 per share.
“Proceeding” means any lawsuit, litigation, action, audit, examination, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Authority.
“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated July 15, 2021, by and among the Company and the holders party thereto.
“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.
“SEC” means the Securities and Exchange Commission.
“Shares” means shares of Common Stock, or any securities of the Company into which such shares of Common Stock are converted or reclassified or for which such shares of Common Stock are exchanged.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors (or similar fiduciaries) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of limited liability company interests, partnership interests, stock or equivalent ownership interest of the limited liability company, partnership, association or other business entity is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.
Section 1.02 Rules of Construction. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires: the meanings of defined terms are applicable to the singular as well as the plural forms of such terms; the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; references in this Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder; whenever the words “include”, “includes” or “including” are used in this Agreement, they shall mean “without limitation”; the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement; pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms; and all references to “or” shall be construed in the inclusive sense of “and/or.”

CORPORATE GOVERNANCE MATTERS
Section 2.01    Nomination Rights of Eclipse. The Company and Eclipse hereby agree that, subject to the rules of the NYSE:
(a)(i) from and after the date hereof and until such time as Eclipse Beneficially Owns less than 20.0% of the total voting power entitled to elect directors, Eclipse shall be entitled to nominate two individuals (the “Eclipse Directors” and each, an “Eclipse Director”) and
(ii) from and after the date hereof and from such time as Eclipse Beneficially Owns less than 20.0% of the total voting power entitled to elect directors and until such time as Eclipse Beneficially Owns less than 10.0% of the of the total voting power entitled to elect directors, Eclipse shall be entitled to nominate one Eclipse Director, in each case, for election as Directors at the applicable Company Stockholders Meeting by written notice to the Company given (A) in the case of an annual meeting of the stockholders of the Company, no less than ninety (90) days prior to the one-year anniversary of the preceding year’s annual meeting (provided, however, that, if no annual meeting of the Company’s stockholders was held in the preceding year, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in the Bylaws) was first made by the Company; provided, further, that if the date of the annual meeting of the stockholders of the Company is more than thirty (30) days before or more than sixty (60) days after such anniversary date, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Company) and (B) in the case of a special meeting of the stockholders of the Company, not less than the later of ninety (90) days prior to such special meeting or the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made by the Company, which such notice shall include all information relating to such Eclipse Director(s) that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) of the Exchange Act (including each such Eclipse Director’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(b)if Eclipse nominates one or more Eclipse Directors for election as provided in Section 2.01(a), the Company shall (i) include each such Eclipse Director as a nominee for election as a Director at the applicable Company Stockholders Meeting in its proxy solicitation materials (including any form of proxy it distributes), (ii) recommend to the Company’s stockholders that each such Eclipse Director be elected as a Director at such Company Stockholders Meeting and (iii) take all Necessary Action to cause to be elected and/or maintained in office as a member of the Board each such Eclipse Director; and

(c)the Company shall not take, directly or indirectly, any actions that would knowingly frustrate, obstruct or otherwise affect the provisions of this Agreement and the intention of the parties hereto with respect to Eclipse’s right to nominate the Eclipse Director(s) for election as provided in Section 2.01(a).
For the avoidance of doubt, (i) Eclipse’s right to nominate one or more Eclipse Directors as a Director under this Section 2.01 (A) shall not be transferable and (B) shall not be subject to any requirement other than as provided in this Section 2.01 that Eclipse provide advance notice of, or comply with any other procedures governing, the nomination of individuals for election to the Board as provided in the Bylaws, and (ii) Eclipse shall not be required to comply with the notice provisions of Section 2.01(a) with respect to an election of Directors at any Company Stockholders Meeting if the Board or any committee thereof shall have nominated the Eclipse Director(s) for election as a Director without regard to the provisions of this Section 2.01.
Section 2.02    Vacancy. Eclipse and the Company hereby agree that (i) for so long as Eclipse shall be entitled to nominate a director pursuant to Section 2.01, (a) subject to the Certificate of Incorporation, Bylaws and applicable Law, Eclipse shall have the exclusive right to remove the Eclipse Director(s) and (b) to designate replacement Eclipse Director(s) for election to the Board to fill a vacancy be reason of death, resignation, disqualification or removal of the Eclipse Director(s) and (ii) the Company shall take all Necessary Action to cause any vacancies with respect to Eclipse Director(s) to be filled by the replacement Eclipse Director(s) as promptly as reasonably practicable; provided that the appointment of any nominee set forth by Eclipse to fill such a vacancy shall be subject to customary due diligence process, including a review of a completed questionnaire and a background check and based on such process the Company may reasonably object to any such nominee within 15 days of receiving such completed questionnaire and background check authorization, (I) provided it does so in good faith and (II) solely to the extent such objection is based upon any of the following events that occurred within the past ten
(10) years and such event is material to an evaluation of the ability or integrity of such nominee:
(A)such nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
(B)such nominee was the subject of any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (1) engaging in any type of business practice, or (2) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws;
(C)such nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the immediately preceding clause (B)(2), or to be associated with persons engaged in such activity;
(D)such nominee was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or

(E)such nominee was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations.
In the event the Board reasonably finds any such nominee to be unsuitable pursuant to the proviso of the immediately preceding sentence and reasonably objects to such nominated director, Eclipse shall be entitled to propose a different nominee to the Board within thirty (30) days of the Company’s notice to Eclipse of its objection to such nominee and such replacement nominee shall be subject to the review process outlined in this Section 2.02. Furthermore, Eclipse will not nominate a Disqualified Director and, if any nominee of Eclipse becomes a Disqualified Director, Eclipse shall take all Necessary Action to cause such director to tender their resignation or be removed immediately.
Section 2.03    Chairperson of the Board. Lior Susan shall serve as Chairperson of the Board until such time as the Board elects a successor Chairperson in accordance with the Bylaws.
Section 2.04    Additional Eclipse Director. Simultaneously with the execution of this Agreement, the Board hereby appoints Jayson Knafel to the Board as a Class II Director for a
term expiring at the Company’s annual meeting of stockholders to be held in 2023, effective as of the date hereof. Messrs. Susan and Knafel are the designated Eclipse Directors as of the date hereof.
Section 2.05    Indemnification and D&O Insurance. As promptly as reasonably practicable following the date hereof, the Company shall enter into an indemnification agreement with each Director, each on substantially the same terms entered into with, and based on the same customary and reasonable form provided to, the other Directors. To the fullest extent permitted by applicable Law, the Company shall not amend, alter or repeal any right to indemnification, advancement of expenses or exculpation benefiting any Director nominated pursuant to this Agreement, as and to the extent consistent with applicable Law, contained in the Company’s Certificate of Incorporation or Bylaws (except to the extent such amendment or alteration permits the Company to provide broader rights to indemnification, advancement of expenses or exculpation). The Company shall (a) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (b) for so long as a Director nominated pursuant to this Article II serves as a Director of the Company, maintain such coverage with respect to such Director and shall take all actions necessary to extend such coverage for a period of not less than six years from any removal or resignation of such Director, in respect of any act or omission occurring at or prior to such event.
Section 2.06    Reimbursement of Expenses. The Company shall reimburse the Directors for all reasonable and documented out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.

REPRESENTATIONS AND WARRANTIES OF ECLIPSE
Eclipse on its own behalf hereby represents and warrants to the Company as of the date of this Agreement, as follows:
Section 3.01    Organization; Authority.

(a)Eclipse (1) is duly formed, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and (2) has all requisite corporate or other entity power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and the execution and delivery by Eclipse of this Agreement, the performance and compliance by Eclipse with each of its obligations herein and the consummation by Eclipse of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of Eclipse.
(b)This Agreement constitutes a valid and binding obligation of Eclipse enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).
Section 3.02    No Consent. Except as provided in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Eclipse is required in connection with the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals, authorizations or to make such designations, declarations or filings would not materially interfere with Eclipse’s ability to perform his or its obligations under to this Agreement.
Section 3.03    No Conflicts; Litigation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (a) conflict with or violate any provision of the organizational documents of Eclipse or (b) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Eclipse or to Eclipse’s property or assets, except, in the case of this clause (b), that would not reasonably be expected to impair, individually or in the aggregate,
Eclipse’s ability to fulfill its obligations under this Agreement. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of Eclipse, threatened, against Eclipse or any of Eclipse’s Affiliates or any of their respective assets or properties that would materially interfere with Eclipse’s ability to perform his or its obligations under this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

GENERAL PROVISIONS
Section 4.01    Effectiveness; Termination. Notwithstanding anything to the contrary contained herein, but subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Parties as provided under Section 4.04, this Agreement (other than Section 2.01 (which, for the avoidance of doubt, shall terminate as provided therein), Section 2.02 (which shall survive until the Eclipse’s rights pursuant to Section 2.01 terminate as provided therein), the last sentence of Section 2.05 (which, for the avoidance of doubt, shall terminate as provided therein) and this Article IV) shall terminate at such time at which all of the members of the initial Board shall cease to serve as directors.

Section 4.02    No Agreement as Director or Officer. Eclipse is signing this Agreement solely in its capacity as a stockholder of the Company.
Section 4.03    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 4.03):

If to the Company, to:
Owlet Inc.
3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84043
Attn:	Kurt Workman Albert Li
Email:	kworkman@owletcare.com
[Private Email]
with copies (which shall not constitute notice) to:
Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attn:	Benjamin A. Potter Drew Capurro
Email:	Benjamin.Potter@lw.com Drew.Capurro@lw.com
If to Eclipse, to such address set forth on Eclipse’s signature page or to such other address or addresses as Eclipse may from time to time designate in writing to the Company.
Any Party may change its address for notice at any time and from time to time by written notice to the other Parties, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 4.03.
Section 4.04 Amendment; Waiver.
This Agreement may be amended or modified only by a written agreement executed and delivered by the Company and Eclipse. Any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 4.04 shall be void, ab initio.

Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.
No Party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such Party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
Any Party may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.
Section 4.05    Further Assurances. To the fullest extent permitted by Law, Eclipse agrees to sign such further documents, cause such meetings to be held, resolutions passed and do and perform and cause to be done such further acts and things reasonably necessary in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by Law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, Eclipse being deprived of the rights contemplated by this Agreement.
Section 4.06    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 4.15.
Section 4.07    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
Section 4.08    Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08.
Section 4.09    Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 4.09 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address as provided in Section 4.03 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.
Section 4.10    Specific Performance. The Parties acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof. Eclipse agrees with the Company (and only with the Company) that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the Company shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any federal court located in the State of Delaware or any other Delaware state court without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Eclipse agrees, severally and not jointly, with the Company (and only with the Company) that, in the event of any breach or threatened breach by the other Party of Section 2.01 of this Agreement, Eclipse or the Company, as the case may be, shall be entitled to seek an injunction or injunctions to prevent such breach or to enforce specifically the performance of the terms and provisions of Section
2.01 of this Agreement in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any federal court located in the State of Delaware or any other Delaware state court without proof of actual damages or otherwise, in addition to any other remedy to which such Party is entitled at Law or in equity as expressly permitted in this Agreement. Eclipse hereby further agrees with the Company (and only with the Company) to waive (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.
Section 4.11    Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, including the Prior Agreement. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 4.11 shall be void.
Section 4.12    Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
Section 4.13 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 4.14    Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
Section 4.15    No Recourse. This Agreement may only be enforced against, and any claim or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the Parties and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any Party or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby. Without limiting the rights of any Party against the other Parties, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.
COMPANY:

OWLET, INC.

By:    /s/ Kathryn R. Scolnick Name:    Kathryn R. Scolnick Title:    Chief Financial Officer

[Signature Page to Amended and Restated Stockholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

ECLIPSE:
ECLIPSE EARLY GROWTH FUND I, L.P.
By:    /s/ Greg Lyon

Name:    Greg Lyon

Title:    Authorized Signatory

ECLIPSE VENTURES FUND I, L.P.
By:    /s/ Greg Lyon

Name:    Greg Lyon

Title:    Authorized Signatory

ECLIPSE CONTINUITY FUND I, L.P.
By:    /s/ Greg Lyon

Name:    Greg Lyon

Title:    Authorized Signatory

ADDRESS:
514 High Street, Suite 4 Palo Alto, California 94301

[Signature Page to Amended and Restated Stockholders Agreement]